ELDREDGE, FOX & PORRETTI, LLP
CERTIFIED PUBLIC ACCOUNTANTS o BUSINESS CONSULTANTS
--------------------------------------------------------------------------------
180 CANAL VIEW BLVD o ROCHESTER, NEW YORK 14623 o 716/427-8900 o FAX 427-8947
25 NORTH STREET o CANANDAIGUA, NEW YORK 14424 o 716/398-2880 o 394-7513



                                                                          [LOGO[












                          INDEPENDENT AUDITORS' CONSENT




As independent public accountants, we hereby consent to the use of our report and all references to our Firm, included in or made a part of this Form N-1A Registration Statement Under the Securities Act of 1993 Post-Effective Amendment No. 17 / Registration Statement Under the Investment Act of 1940 Amendment No. 18 of The Canandaigua Funds.



                                               /S/ ELDREDGE, FOX & PORRETTI, LLP
                                               ---------------------------------


Canandaigua, New York
August 26, 2002